EXHIBIT 21.01

                                                      Place of
                                                      INCORPORATION

Accent Cay Holdings Inc.                              British Virgin Island
Adirondack Insurance Company                          Vermont
Amko Service Company                                  Ohio
Asian Surface Technologies Pte. Ltd.                  Singapore
Beijing Praxair Huashi Carbondioxide Co., Ltd.        China
Carbonatos Andinos S.A.                               Argentina
Carborio Industria E. Comercio, Lta.                  Brazil
Catalana de Gases Medicinales S.L.                    Spain
CBI Investments, Inc.                                 Delaware
CBI Terminal COmpany                                  Delaware
CBI Comercio e Participacoes Ltda.                    Brazil
Chameleon Finance Company B.V.                        The Netherlands
CILBRAS - Empresa Brasileira de Cilindros Ltda.       Brazil
Coatec Gesellschaft Fur Oberflachentechnik GmbH       Germany
Companhia Nacional de Calcareos e Derivados - CONCAL  Brazil
Companhia Nacional de Carbureto                       Brazil
Companhia Nacional de Oxigenio S.A.                   Portugal
Cryo Teruel S.A.                                      Spain
Distribudora Mexicana de Criogenicos S.A. de C.V.     Mexico
Domolife S.r.l.                                       Italy
Emigas Servizi S.r.l.                                 Italy
Euro Cantley S.A.                                     Colombia
Euro Silver S.A.                                      Uruguay
Euro Vitoria S/A                                      Uruguay
Fabrica de Oxigeno Miller Hermanos, S.A.              Costa Rica
Frios Industrias Argentinas S.A.                      Argentina
Gases de Ensenada S/A                                 Argentina
Gases International, Inc.                             Delaware
GASOX - Goias Oxigenio Ltda.                          Brazil
Gas Tech, Incorporated                                Illinois
Glace Seche Quebec Inc.                               Canada
Groupo Praxair S.A. de C.V.                           Mexico
Hielo Secco S.A.                                      Bolivia
Ibis Investments, Inc.                                Delaware
Igas Servizi S.r.l.                                   Italy
IMOX Industria e Comercio Ltda.                       Brazil
Industrial Gases, Inc.                                Delaware
Innovative Membrane Systems, Inc.                     Delaware
Intercorp Mexico S.A. de C.V.                         Mexico
International Cryogenic Equipment Corporation         Delaware
Jacksonville Welding Supply, Inc.                     Florida
Julio Pastafiglia & Cia. S.A.                         Argentina
Kelvin Finance Company                                Ireland
L. Clausen & Cia. SRL                                 Uruguay
Liquid Carbonic Corporation                           Delaware
Liquid Carbonic Del Paraguay S.A.                     Paraguay
Liquid Carbonic do Ceara Ltd.                         Brazil
Liquid Carbonic Do Nordeste, S.A.                     Brazil
Liquid Carboinc Industrias S.A.                       Brazil
Liquid Carbonic LNG International, Inc.               Delaware
Liquid Carbonic Noroeste Ltda.                        Brazil
Liquid Carbonic of Oklahoma, Inc.                     Oklahoma

                                                           EXHIBIT 21.01
                                                           (cont'd.)

                                                      Place of
                                                      INCORPORATION

Liquid Carbonico Colombiana S.A.                      Colombia
Liquid Natural Gas de Mexico S.A. de C.V.             Mexico
Liquid Quimica Mexicana, S.A. de C.V.                 Mexico
Liquid Quimica S.A.                                   Brazil
Maxima Air Separation Center Limited                  Israel
Medigas Iberica S.A.                                  Spain
Miller Hermanos S.A.                                  Costa Rica
Monte Bravo S.A.                                      Uruguay
Nitropet, S.A.                                        Mexico
Oak Brook International Insurance Co. Ltd.            Bermuda
Old Danford S.A.                                      Uruguay
Operadora Perinorte, S.A. de C.V.                     Mexico
Oxiazuay & Cia. Ltda.                                 Ecuador
Oxiambato Ltda.                                       Ecuador
Oxigenos de Colombia Efese S.A.                       Colombia
Oxigenus S.A.                                         Spain
Oximesa S.A.                                          Spain
Oximinas Ltda.                                        Brazil
P. T. Praxair Indonesia                               Indonesia
Plainfield, Inc.                                      Delaware
Praxair e Compania                                    Portugal
Praxair & M.I. Services, S.R.L.                       Italy
Praxair Asia, Inc.                                    Delaware
Praxair Argentina, S.A.                               Argentina
Praxair Australia Pty. Ltd.                           Australia
Praxair B.V.                                          The Netherlands
Praxair BCEEP Carbon Dioxide, Inc.                    China
Praxair Belize, Ltd.                                  Belize
Praxair Bolivia, S.A.                                 Bolivia
Praxair Canada Inc.                                   Canada
Praxair Chile S.A.                                    Chile
Praxair Comercio e Participacos Ltda.                 Brazil
Praxair Costa Rica, S.A.                              Costa Rica
Praxair Deer Park Cogen, Inc.                         Delaware
Praxair Distribution, Inc.                            Delaware
Praxair Ecuador S.A.                                  Ecuador
Praxair Energy Resources, Inc.                        Delaware
Praxair Energy Services, Inc.                         Delaware
Praxair Espana, S.L.                                  Spain
Praxair Foreign Sales Corporation                     Virgin Islands
Praxair G.m.b.H.                                      Germany
Praxair Gmbh & Co., KG                                Germany
Praxair Holding Espana, S.L.                          Spain
Praxair Holding N.V.                                  Belgium
Praxair Hydrogen Supply, Inc.                         Delaware
Praxair Iberica, S.A.                                 Spain
Praxair India Private Limited                         India
Praxair International, Inc.                           Delaware
Praxair Iwatani Electronics Gases Co.                 Japan
Praxair K.K.                                          Japan
Praxair Korea Company Limited                         Republic South Korea
Praxair Martime Company                               Nova Scotia

                                                          EXHIBIT 21.01
                                                           (cont'd.)

                                                      Place of
                                                      INCORPORATION

Praxair Mexico, S.A. de C.V.                          Mexico
Praxair N.V.                                          Belgium
Praxair-Ozone, Inc.                                   Delaware
Praxair Pacific Limited                               Mauritius
Praxair Polska, SP. z o.o.                            Poland
Praxair Paraguay S.R.L.                               Paraguay
Praxair Peru S.A.                                     Peru
Praxair Produccion Espana, S.L.                       Spain
Praxair Production N.V.                               Belgium
Praxair Products Inc.                                 Canada
Praxair Puerto Rico, Inc.                             Delaware
Praxair (Shanghai) Co., Ltd.                          China
Praxair S.A.                                          France
Praxair S.p.A.                                        Italy
Praxair S. T. Technology, Inc.                        Delaware
Praxair Services et Systemes S.A.                     France
Praxair Services G.m.b.H.                             Germany
Praxair Shanghai Meishan Inc.                         China
Praxair Soldadura S.A.                                Spain
Praxair Surface Technologies A/S                      Denmark
Praxair Surface Technologies Espana S.A.              Spain
Praxair Surface Technologies (Europe) S.A.            Switzerland
Praxair Surface Technologies G.m.b.H.                 Germany
Praxair Surface Technologies, Inc.                    Delaware
Praxair Surface Technologies K.K.                     Japan
Praxair Surface Technologies Limited                  United Kingdom
Praxair Surface Technologies Mexico, S.A. de C.V.     Mexico
Praxair Surface Technologies Pte. Ltd.                Singapore
Praxair Surface Technologies S.A.                     France
Praxair Surface Technologies S.p.A.                   Italy
Praxair Technology, Inc.                              Delaware
Praxair (Thailand) Company, Ltd.                      Thailand
Praxair UK Limited                                    United Kingdom
Praxair US Holdings, Inc.                             Delaware
Praxair Uruguay S.A.                                  Uruguay
Praxair Venezuela, S.A.                               Venezuela
Precigas Gases Industriais S.A.                       Brazil
Production Praxair Canada Inc.                        Canada
Products Especiales Quimicos, S.A. de C.V.            Mexico
Quimica Industrial Bara Do Pirai S.A.                 Brazil
Rapidox Gases Industriais Ltda.                       Brazil
Rivoira S.p.A.                                        Italy
Rolmaster Industrial Ltda.                            Brazil
S. A. White Martins                                   Brazil
Servicios Ejecutivos Praxair, S.A. de C.V.            Mexico
Servicios Energeticos Chile S.A.                      Chile
Specialty International Chemicals, Inc.               Delaware
Tianjin Praxair Inc.                                  China
Topaz Consultoria S.A.                                Uruguay
Transportes Flamingo S/A                              Peru
UCISCO Canada Inc.                                    Canada
UCISCO, Inc.                                          Texas
Unigases Comercial Ltda.                              Brazil

                                                          EXHIBIT 21.01
                                                           (cont'd.)

                                                      Place of
                                                      INCORPORATION

Wall Chemicals, Inc.                                  Illinois
Westair Cryogenics Company                            Delaware
White Martins Administracao, Investimentos e
  Fomento Comercial Ltda.                             Brazil
White Martins de Camacari S.A.                        Bahia
White Martins e Companhia Comercio e Servicos         Brazil
White Martins & White Martins Comercio e Servicos     Portugal
White Martins Gases Industriais do Nordeste S.A.      Brazil
White Martins Gases Industriais do Norte S.A.         Brazil
White Martins Gases Industriais S.A.                  Brazil
White Martins Soldagem Ltda.                          Brazil


3/12/98